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                                                                       EXHIBIT 9
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


          REGISTRATION RIGHTS AGREEMENT dated as of January 19, 1996 among American Mobile Satellite Corporation, a Delaware Corporation (the "Company") and the other persons listed on the signature pages hereof (the "Purchasers").

                               W I T N E S E T H


          WHEREAS, the Company, AMSC Subsidiary Corporation, a Delaware corporation dually incorporated as a Virginia public service corporation, the Purchasers and The Toronto-Dominion Bank, as Payment Agent for such Purchasers have entered into a Securities Purchase Agreement dated as of January 19, 1996 (the "Securities Purchase Agreement"); and

          WHEREAS, in order to induce the Purchasers to enter into the Securities Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1.  Definitions.  Terms defined in the Securities Purchase
                        -----------
Agreement and not otherwise defined herein are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

          "Bridge Shares" means the shares of Common Stock issued or issuable in exchange for Notes, upon conversion of Preferred Stock or upon exercise of the Warrants, in each case in accordance with the terms thereof and of the Securities Purchase Agreement, and any Common Stock issued as or issuable upon the conversion or exercise or any warrant, option, right, or other security which is issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares of Common Stock issued or issuable in exchange for Notes, upon conversion of Preferred Stock or upon exercise of the Warrants.

          "Holder" means the holder of any Bridge Shares unless such Bridge Shares are acquired in a public distribution pursuant to a registration statement under the Securities Act or pursuant to transactions exempt from registration under the Securities Act where securities
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sold in such transaction may be resold without subsequent registration under the
Securities Act.

          "Piggy-Back Registration" has the meaning set forth in Section 2.2.

          "Registrable Securities" means the Bridge Shares until (i) a registration statement covering such Bridge Shares has been declared effective by the Commission and they have been disposed of pursuant to such effective registration statement, (ii) they are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or under which they may be sold pursuant to Rule 144(k) or (iii) the Company has delivered a new certificate or other evidence of ownership for them not bearing the legend required pursuant to the Securities Purchase Agreement and they may be resold without subsequent registration under the Securities Act.

          "Registration Shares" has the meaning set forth in Section 2.1(a).

          "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

          "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                                  ARTICLE II

                              REGISTRATION RIGHTS

          SECTION 2.1.  Automatic Registration.  (a) On the initial Closing Date
                        ----------------------
the Company shall commence registration in accordance with Section 2.1(c) of an indeterminate number of Registrable Securities, which Registrable Securities shall have a proposed maximum aggregate offering price of at least $50,000,000 (the "Registration Shares").

          (b) To facilitate the registration required under Section 2.1(a), the Company shall cause the registration statement to be filed under this Section
2.1 to be a "shelf" registered offering pursuant to Rule 415 under the Securities Act (unless such Rule shall be inapplicable to the proposed registration) covering all of the Registration Shares, which registration statement shall provide for the sale by the Holders, from time to time, of the Registration Shares in brokers' transactions, block sales, fixed price offerings or otherwise. In connection with any underwritten offering under such registration statement, the Selling Holders shall designate an Underwriter to act with respect to such offering; provided that any such Underwriter must be of
                                   --------
nationally recognized standing.

          (c) The Company shall file a registration statement covering the Registration Shares as soon as practicable after the initial Closing Date, but in no event later than 30 days thereafter, and shall use its best efforts to cause such registration statement to be

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declared effective pursuant to the Securities Act as soon as practicable, but in no event later than the date that is a number of days after the filing of such registration statement equal to the lesser of (i) 30 plus the number of days from the date on which such registration statement or any pre-effective amendment of such registration statement is filed with the Commission to the date on which the Commission delivers its written comments (or indicates that it will not be commenting) with respect to the registration statement or such amendment (as the case may be) and (ii) 90; provided that any delay in filing or
                                            --------
effectiveness due to a Selling Holder's failure promptly to provide information requested and required to be provided by such Selling Holder to the Company pursuant to Section 3.1 shall not be counted toward any such period. The
Company shall use its best efforts to maintain the effectiveness of such Registration Statement (or another Registration Statement covering the Registration Shares) at all times from the effective date thereof until the earlier of (i) the date three years following the effective date thereof and
(ii) the first date on which no Purchaser holds any Bridge Shares (other than shares issuable upon the exercise of Warrants), Notes or Preferred Stock.

          SECTION 2.2.  Piggy-Back Registration.  (a)  If the Company proposes
                        -----------------------
to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective securityholders of any class of equity security or security convertible into or exchangeable for any class of equity security (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission), or a registration filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (a "Piggy-Back Registration"). The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar Securities of the Company included therein.

          (b) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in the foregoing paragraph
(a) deliver a written opinion to the Holders of the Registrable Securities included in such offering that (i) the size of the offering that the Holders, the Company and such other persons intend to make or (ii) the kind of securities that the Holders, the Company and any other persons or entities intend to include in such offering are such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (A) if the size of the offering is the basis of such Underwriter's opinion, the amount of securities to be offered for the accounts of Holders shall not be reduced unless the amount of securities to be offered for the account of the Company and any other persons or entities has been reduced to zero; and (B) if the combination of securities to be offered is the

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basis of such Underwriter's opinion, (x) the amount of securities to be offered for the account of the Company or such other persons or entities shall be reduced (including to zero) to the extent necessary, in the judgment of the managing Underwriter, to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering.

                                  ARTICLE III

                            REGISTRATION PROCEDURES

          SECTION 3.1.  Filings; Information.  Whenever Registrable Securities
                        --------------------
are to be registered pursuant to Section 2.1 hereof, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

               (a) The Company will as expeditiously as possible (and in any event within the time period specified in Section 2.1(c)) prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective in accordance with Article II.

               (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to such Selling Holder and Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

               (c) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

               (d) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

               (e) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly file and make available to each Selling Holder any such supplement or amendment.

               (f) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

               (g) The Company will make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public. Each Selling Holder of such Registrable

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     Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

               (h) The Company will furnish to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Holder or Underwriters of (i) an opinion or opinions of counsel to the Company and
     (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Majority Holders of the issue of Registrable Securities included in such offering or the managing Underwriter therefor reasonably requests.

               (i) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the commencement of any public offering of securities pursuant to the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

               (j) The Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(e) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such

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registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

          SECTION 3.2.  Expenses.  (a)  In connection with any registration
                        --------
statement required to be filed hereunder, the Company shall pay the following Registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities, (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(h) hereof),
(vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (viii) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the Holders.

               (b) In connection with any underwritten sale or proposed underwritten sale of Registrable Securities hereunder, the Company shall pay (i) any reasonable termination or similar fee payable as a result of AMSC Subsidiary Corporation's redemption of Notes or the Company's redemption of Preferred Stock after delivery of a Pre-Exchange Notice with respect to such Notes or Preferred Stock and (ii) any reasonable underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

                                   ARTICLE IV

                        INDEMNIFICATION AND CONTRIBUTION

          SECTION 4.1.  Indemnification by the Company.  The Company agrees to
                        ------------------------------
indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein;

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provided, however, that the foregoing indemnity agreement with respect to any
- --------  -------
preliminary prospectus shall not inure to the benefit of any Selling Holder from whom the person asserting any such loss, claim, damage or liability purchased the Registrable Securities if it is determined that it was the responsibility of such Selling Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

          SECTION 4.2.  Indemnification by Holders of Registrable Securities.
                        ----------------------------------------------------
Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information related to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors or agents or such controlling person shall have the rights and duties given to such Selling Holder, by the preceding paragraph. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2.

          SECTION 4.3.  Conduct of Indemnification Proceedings.  In case any
                        --------------------------------------
proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to
Section 4.1 or 4.2, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (an "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

          SECTION 4.4.  Contribution.  If the indemnification provided for in
                        ------------
this Article 4 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holder's obligations to contribute pursuant to this Section 4.4 are several in proportion to the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

                                   ARTICLE V

                                 MISCELLANEOUS


          SECTION 5.1.  Participation in Underwritten Registrations.  No Person
                        -------------------------------------------
may participate in any underwritten registration hereunder unless such Person
(a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

          SECTION 5.2.  Rule 144.  The Company covenants that it will file any
                        --------
reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          SECTION 5.3.  Holdback Agreements.  (a)  Restrictions on Public Sale
                        -------------------        ---------------------------
by Holder of Registrable Securities.  To the extent not inconsistent with
- -----------------------------------
applicable law, each Holder whose securities are included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the commencement of a public distribution of Registrable Securities, if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

          (b)  Restrictions on Public Sale by the Company and Others.  The
               -----------------------------------------------------
Company and its Affiliates agree (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1 or Section 2.2 hereof, or any securities convertible into or exchangeable or exercisable for such securities, (in each case other than in connection with the Company's Employee Stock Purchase Plan, Employee Stock Option Plan, Non-Employee Director Stock Ownership Plan or 401(k) Plan) during the 30 days prior to, and during the 180-day period beginning on, the commencement of a public distribution of Registrable Securities (or such other period of time as may be required by the Underwriter effecting such public distribution); and (ii) that any agreement entered into after the date of the Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act; provided, however, that the
                                                    --------  -------
provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.


                                   AMERICAN MOBILE SATELLITE CORPORATION


                                   By:  ___________________________________
                                        Name:
                                        Title:


                                   TORONTO DOMINION INVESTMENTS, INC.


                                   By:  ___________________________________
                                        Name:
                                        Title:


                                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                   By:  ___________________________________
                                        Name:
                                        Title:


                                   HUGHES COMMUNICATIONS SATELLITE SERVICES,
                                   INC.


                                   By:  ___________________________________
                                        Name:
                                        Title: